UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 28, 2013

VIRTUAL PIGGY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-53944	35-2327649
(Commission File Number)	(IRS Employer Identification No.)

1221 Hermosa Avenue, Suite 210
Hermosa Beach, CA	90254
(Address of principal executive offices)	(Zip Code)

(310) 853-1949
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02           Unregistered Sales of Equity Securities.

On March 28, 2013 and March 31, 2013, Virtual Piggy, Inc. (the “Company”) entered into Securities Purchase Agreements with two accredited investors, pursuant to which the Company issued and sold an aggregate of 800,000 shares of the Company’s common stock at a purchase price of $0.75 per share (the “Offering”).   The Company received gross proceeds in the amount of $600,000 upon the closing of the Offering on March 31, 2013 and paid the placement agent a commission in the amount of $48,000 plus $10,000 to reimburse for expenses.

The foregoing securities were sold to a limited number of accredited investors without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. The purchasers of the securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, with appropriate restrictive legends, if applicable, affixed to the certificates for the securities.  The purchasers represented and warranted, among other things, that they were accredited investors within the meaning of Regulation D.

The form of Securities Purchase Agreement executed by the parties is attached hereto as Exhibit 10.1.  The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 hereto.

Item 9.01           Financial Statements and Exhibits.

(d)  Exhibits – The following exhibit is filed as part of this report:

10.1           Form of Securities Purchase Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUAL PIGGY, INC.

Date: April 3, 2013	By:	/s/ Joseph Dwyer
Joseph Dwyer
Chief Financial Officer

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